FOR IMMEDIATE RELEASE

Contacts:
Indus International Inc. Gary Frazier, (770) 989-4188 gary.frazier@indus.com	The Horn Group Ben Farrell, (703) 430-7755 bfarrell@horngroup.com

Indus Appoints Richard C. Cook to Board of Directors

ATLANTA, January 7 – Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)™ solutions, today announced the appointment of Richard C. Cook as a new member of the Indus Board of Directors, effective January 17, 2005.

Cook is a director and the president and chief executive officer of MAPICS Inc. (NASDAQ: MAPX), which he has grown profitably to become one of the leading enterprise solution providers for mid market manufacturers. He is also a member of the board of directors of Qcept Inc., an early stage sensor design and manufacturing company. In addition, Cook is a prominent member of the AeA, the premier trade group of the high-tech industry. He served as the 2003 chairman of the group’s National Board of Directors, as well as the chairman of its executive committee. He was a leader of three trade missions to China for the high-tech industry. He has also served as the chairman of the executive committee of the Southeast Council of the AeA.

“Dick has been instrumental in creating a vision for the future for MAPICS, as well as the high-tech industry as a whole, and in developing business worldwide,” said Indus Chairman Thomas R. Madison. “Combined with his intimate knowledge of the manufacturing industry, his visionary leadership skills can help guide Indus management as we continue to grow our Service Delivery Management business into the aftermarket services industry and into new industries and regions around the globe.”

Dick has more than 25 years of experience in information technology and manufacturing, including a long tenure at IBM. His responsibilities included managing large groups in IBM’s factory and laboratory locations, including programming and operations divisions, production control and distribution, quality engineering and plant engineering. He also directed site operations during the startup of IBM’s personal computer business. Prior to his current assignment, Cook was the senior vice president of the Marcam Corporation (NASDAQ: MCAM) responsible for the MAPICS Business Unit for four years. He led the 1997 reverse spin-out from Marcam, a previous parent company, and conducted the public offering that created the MAPICS Inc. business. In January 2000, he negotiated the acquisition of a private firm, Pivotpoint, and in February 2002 acquired Frontstep, a public company.

“I am looking forward to working with the Indus management team to continue building the business domestically and internationally,” said Cook. “Like MAPICS, Indus has a strong background in the manufacturing industry, but they are broadening their offerings to deliver the value of Service Delivery Management to diverse industries worldwide. I am excited to be a part of this challenging and potentially very rewarding venture.“

Mr. Cook has served on numerous boards of non-profit organizations such as the United Way, Urban League and the YMCA. He is also currently a member of the Goizueta Business School Advisory Board at Emory University. Cook earned a Bachelor of Science at Florida Atlantic University.

Thomas E. Timbie Resigns from Board
The Company also announced today that Thomas E. Timbie is resigning from the Indus Board, effective January 25, 2005. Mr. Timbie has decided to take a full time position as the chief financial officer of a private company in the medical devices industry.

About Indus International
Indus is a leading provider of Service Delivery Management (SDM) solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients’ profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries — including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, Indus’ ability to grow its service delivery management business. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, projected growth in the emerging service delivery management market, market acceptance of our service delivery management strategy, current market conditions for our products and services, our ability to achieve growth in our asset suite and customer suite offerings, timely development, introduction and market acceptance of our new products and new releases, enhancements and upgrades to our existing products, the success of our product development strategy, our competitive position, the ability to establish and retain partnership arrangements, our ability to develop our indirect sales channels, the successful integration of the acquisition of Wishbone Systems, Inc., changes in our executive management team, uncertainty relating to and the management of personnel changes, the ability to realize the anticipated benefits of our recent restructurings, current economic conditions, heightened security and war or terrorist acts in countries of the world that affect our business, and other risks identified from time-to-time in the Company’s SEC filings. Investors are advised to consult the Company’s filings with the SEC, including its 2004 Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

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